Exhibit 15.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 7, 2013 on our review of interim financial information of Braskem S.A. and its subsidiaries for the nine-month period ended September 30, 2013 and September 30, 2012 and included in the Company’s report on Form 6-K furnished to the Securities and Exchange Commission on November 13, 2013, is incorporated by reference in its Registration Statement on Form F-3 dated December 16, 2013.

Very truly yours,

/s/ PricewaterhouseCoopers Auditores Independentes

Salvador, Bahia, Brazil

December 16, 2013

PricewaterhouseCoopers, Av. Tancredo Neves, 620, 30º e 34º, Caminho das Árvores, Salvador, BA, Brasil 41820-020,

T: (71) 3319-1900, F: (71) 3319-1937, www.pwc.com/br